     As filed with the Securities and Exchange Commission on March 28, 2003

                                                           File No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            THE L.S. STARRETT COMPANY
             (Exact name of registrant as specified in its charter)

          MASSACHUSETTS                                         04-1866480
   (State or Other Jurisdiction                              (I.R.S. Employer
 of Incorporation or Organization)                          Identification No.)

                               121 Crescent Street
                           Athol, Massachusetts 01331
          (Address of principal executive offices, including zip code)
                                   ----------

              THE L. S. STARRETT COMPANY 401(k) STOCK SAVINGS PLAN
                                   ----------
                            (Full title of the Plans)

     ROGER U. WELLINGTON, JR.                        STEVEN A. WILCOX
     THE L. S. STARRETT COMPANY                      ROPES & GRAY
     121 CRESCENT STREET                             ONE INTERNATIONAL PLACE
     ATHOL, MASSACHUSETTS 01331                      BOSTON, MASSACHUSETTS 02110
     (978) 249-3551                                  (617) 951-7000
                                   ----------
(Name, Address and Telephone Number, including Area Code, of Agents for Service)

                                            CALCULATION OF REGISTRATION FEE
=========================================================================================================================
      Title of Each
   Class of Securities        Amount To Be    Proposed Maximum Offering         Proposed Maximum            Amount Of
     To Be Registered        Registered (1)      Price Per Share (2)       Aggregate Offering Price(3)   Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Class A and B
Common Stock,
 Par Value $1.00             800,000 shares          $   14.33                 $   11,464,000              $   928.00

-------------------------------------------------------------------------------------------------------------------------
Newly Reserved for Issuance under The L. S. Starrett Company 401(k) Stock Savings Plan, as amended
=========================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. This registration statement also includes such additional shares of Common Stock as may be required in the event of a stock dividend, recapitalization or other change in the capital stock of The L.S. Starrett Company (the "Company" or the "Registrant").

(2) Pursuant to Rule 457, the proposed maximum offering price per share is an estimate based on the average of the high and low prices of The L.
          S. Starrett Company Class A Common Stock reported on the New York Stock Exchange, Inc. on March 26, 2003.

(3) Calculated on the basis of 800,000 shares of Class A Common Stock because no market exists for the shares of Class B Common Stock, which shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         In accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Instructional Note to Part I of Form S-8, the information required by Part I to be contained in the Section 10(a) prospectus has been omitted from this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The Registrant hereby incorporates the following documents herein by reference:

(a) The Company's Form 10-K for the fiscal year ended June 29, 2002, as filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The latest annual report of The L.S. Starrett Company 401(k) Stock Savings Plan (the "Plan") filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

(c) Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 as filed with the Commission pursuant to Section 13 under the Exchange Act on November 12, 2002.

(d) Quarterly Report on Form 10-Q for the quarter ended December 28, 2002 as filed with the Commission pursuant to Section 13 under the Exchange Act on February 7, 2003.

(e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company document referred to in (a) above.

(f)       Current Report on Form 8-K filed with the Commission on September 6,
          2002.

(g) The description of the Registrant's Class A and Class B Common Stock, $1.00 par value, contained in the Company's Registration Statements and subsequent reports filed under the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4.   Description of Securities.

          Both the Company's Class A and Class B Common Stock are registered under Section 12 of the Exchange Act.

          The Company's Amended and Restated Shareholders Rights Plan Agreement (the "Rights Plan") protects stockholders from attempts to acquire the Company on unfavorable terms not approved by the Board of Directors. Under certain circumstances, the Rights Plan entitles each Class A or Class B share to additional shares of the Company or an acquiring company, as defined, at a 50% discount to market. Generally, the rights will be exercisable if a person or group acquires 15% or more of the Company's outstanding shares. The rights trade together with the underlying common stock, can be redeemed by the Company for $.01 per right and expire on May 23, 2010.

Item 5.   Interests of Named Experts and Counsel

          Steven A. Wilcox, a partner in Ropes & Gray, is Clerk to the Company.

Item 6.   Indemnification of Directors and Officers.

          Section 67 of Chapter 156B of the Massachusetts General Laws permits, in part, indemnification by Massachusetts corporations of its directors, officers, employees, and persons who serve at its request in any capacity with respect to any employee benefit plan. Indemnification is permitted to the extent specified in or authorized by a corporation's articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the stock entitled to elect directors. Section 67, however, prohibits a corporation from indemnifying a person with respect to any matter who has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or in the best interest of the participants or beneficiaries of an employee benefit plan, as the case may be.

          In addition, Section 67 specifically permits a corporation to advance expenses incurred in defending the action or proceeding if the indemnified person undertakes to repay the amount advanced should such person later be adjudicated not to be entitled to indemnification under Section 67. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any employee benefit plan.

          The Company shall, to the maximum extent permitted under applicable law, indemnify any person against all liabilities and expenses reasonably incurred in connection with the defense or disposition of any action, suit or proceeding, in which such person may be involved or with which such person may be threatened, by reason of the fact that such person:

(a) is or was or has agreed to be a director or officer of the Company or while serving as a director or officer is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another organization; or

(b) is or was a director, officer or employee who is or was serving or has agreed to serve at the request of the Company in any capacity with respect to any employee benefit plan, including trustees and administrators.

          No indemnification shall be provided with respect to any matter disposed of by settlement unless:

(a) such indemnification is approved by a majority of the holders of the shares of the Company then entitled to vote for directors, exclusive of any shares owned by an interested director or officer; or

(b) such indemnification and such settlement is approved by a majority of the disinterested directors as being in the best interest of the Company or employee benefit plan or participants served, as the case may be; or

(c) if no directors are disinterested, a written opinion, reasonably satisfactory to the Company, of independent legal counsel that (i) such indemnification and such settlement, decree or disposition are in the best interest of the Company or employee benefit plan or participants served, as the case may be, and (ii) if adjudicated, such indemnification would not be found to have been prohibited by law.

          As used in the By-laws, a director is "interested" if he or she is a defendant in the proceeding in question or a similar proceeding, and a "disinterested director" is any director who is not an interested director.

          Expenses reasonably incurred in the defense of any proceeding may be paid by the Company in advance, upon an undertaking by the person being indemnified to repay such expenses if it is ultimately determined that indemnification for such expenses is not authorized under the By-laws.

          Any repeal or modification of the indemnification provisions of the By-laws shall not adversely affect any right or protection of a director or officer or employee benefit plan trustee or administrator relating to any acts or omission of such person occurring prior to such repeal or modification.

          The Company may enter into indemnification agreements with any director, officer or employee benefit plan trustee or administrator so long as such agreement is in accordance with the By-laws. The Company has entered into indemnification agreements with each of its directors, certain of its officers, and employee benefit plan trustees or administrators who are employees of the Company.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          The Company has purchased Reimbursement for Directors and Officers Liability Insurance and Directors and Officers Liability Insurance.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits

4.1            The L.S. Starrett Company 401(k) Stock Savings Plan.

5.1            Opinion of Ropes & Gray.

5.2 Determination Letter of Internal Revenue Service as to Qualified Status of Plan.

23.1           Consent of Deloitte & Touche LLP.

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24. Power of Attorney (included on signature page to this registration statement).

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athol, The Commonwealth of Massachusetts, on this 28th day of March, 2003.

                                           THE L.S. STARRETT COMPANY


                                           By: /s/ Douglas A. Starrett
                                              ------------------------
                                              Name:   Douglas A. Starrett
                                              Title:  President, Chief Executive
                                                      Officer and Director

                                POWER OF ATTORNEY

          Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints each of Douglas A. Starrett, Roger U. Wellington, Jr. and Steven A. Wilcox, each with full power of substitution, his true and lawful attorney-in-fact and agent with full power to him to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorney to any and all such amendments.

SIGNATURE                        CAPACITY                                           DATE
-----------------------------    -----------------------------------------------    --------------
/s/ Douglas A. Starrett          Chief Executive Officer, President (Principal      March 28, 2003
-----------------------------    Executive Officer) and Director
Douglas A. Starrett

/s/ Roger U. Wellington, Jr.     Treasurer, Chief Financial Officer                 March 28, 2003
-----------------------------    (Principal Financial Officer) and Director
Roger U. Wellington, Jr.

/s/ Steven G. Thomson            Chief Accounting Officer (Principal                March 28, 2003
-----------------------------    Accounting Officer)
Steven G. Thomson

/s/ George B. Webber             Vice President, Webber Gage Division and           March 28, 2003
-----------------------------    Director
George B. Webber

/s/ William S. Hurley            Director                                           March 28, 2003
-----------------------------
William S. Hurley

/s/ Richard B. Kennedy           Director                                           March 28, 2003
-----------------------------
Richard B. Kennedy

/s/ Ralph G. Lawrence            Director                                           March 28, 2003
-----------------------------
Ralph G. Lawrence

/s/ Antony McLaughlin            President, Starrett Inustria e Comercio and        March 28, 2003
-----------------------------    Director
Antony McLaughlin

          Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused his Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athol, The Commonwealth of Massachusetts, on March 28, 2003.

                                            THE L.S. STARRETT COMPANY
                                            401(k) STOCK SAVINGS PLAN


                                            By:
                                                  /s/ Douglas A. Starrett
                                             -----------------------------------
                                                      Douglas A. Starrett

                                                  /s/ Roger U. Wellington, Jr.
                                             -----------------------------------
                                                      Roger U. Wellington, Jr.

                                                  /s/ Harold J. Bacon
                                             -----------------------------------
                                                      Harold J. Bacon

                                  EXHIBIT INDEX

Number    Title of Exhibit
------    ----------------

4.1       The L.S. Starrett Company 401(k) Stock Savings Plan.

5.1       Opinion of Ropes & Gray.

5.2 Determination Letter of Internal Revenue Service as to Qualified Status of Plan.

23.1      Consent of Deloitte & Touche LLP.

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.       Power of Attorney (included on signature page to this registration).